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EXHIBIT 1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 25, 2001 included in this Form 11-K, into Georgia Gulf Corporation's previously filed Registration Statement on Form S-8, File No. 333-65332 covering the Aberdeen Hourly Savings and Investment Plan.

Atlanta, Georgia
July 17, 2001

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  EXHIBIT 1